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                                                             EXHIBIT 10.3

                                  PEAPOD, INC.
                             STOCK OPTION AGREEMENT
                               FOR MARC VAN GELDER


          Pursuant to the provisions of the Executive Employment Agreement and related agreements (collectively the "EMPLOYMENT AGREEMENT") entered concurrently herewith by Peapod, Inc., a Delaware corporation (the "COMPANY") and Marc Van Gelder (the "OPTIONEE"), the Company hereby grants to the Optionee as of May 1, 2000 (the "OPTION DATE") a non-qualified option to purchase from the Company (the "Option") 250,000 shares ("OPTION SHARES") of its Common Stock, $0.01 par value ("STOCK"), at the price of $3.75 per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Employment Agreement.

          1. OPTION SUBJECT TO ACCEPTANCE OF AGREEMENT. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

          2.   TIME AND MANNER OF EXERCISE OF OPTION.

          2.1 MAXIMUM TERM OF OPTION. In no event may the Option be exercised, in whole or in part, after May 1, 2008 (the "EXPIRATION DATE").

          2.2 EXERCISE OF OPTION. The Option shall become exercisable on the first anniversary of the Option Date with respect to 62,500 of the Option Shares and, thereafter, on the last day of each month with respect to an additional 5208.33 of the Option Shares (provided that, there shall be no vesting with respect to any fraction of an Option Share, and such fraction shall be carried over and aggregated with other Option Share fractions that would have otherwise vested, so that vesting takes place with respect to a whole Share). Notwithstanding the foregoing, the Option shall become fully exercisable upon a "Change in Control," upon termination of the Optionee's employment without "Cause," or upon the Optionee's termination of his employment for "Good Reason" as those terms are defined in the Severance Agreement entered into by the Company and the Optionee concurrently with the Employment Agreement ("SEVERANCE AGREEMENT") and, upon termination of Optionee's employment with the Company, the Option shall be exercisable only as follows:

               (a) If the Optionee's employment terminates by reason of death, the Option shall be exercisable only to the extent that the Option is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative until and including the earliest to occur of (i) one year after the date of death and (ii) the Expiration Date.

               (b) If the Optionee's employment is terminated by the Company for Cause as defined in the Severance Agreement, the Option shall terminate immediately and shall not be exercisable.

               (c) If the Optionee's employment terminates for any reason other than death or Cause, the Option shall be exercisable only to the extent such Option is exercisable on the effective date of the Optionee's termination of employment (including any accelerated exercise rights under Section 2.2), and may thereafter be exercised by the Optionee or his Legal Representative until and including the earliest to occur of (i) three months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.



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               (d)  Notwithstanding Section 2.2(c), if the Optionee dies during the three-month period following termination of employment for any reason other than Cause, the Option shall be exercisable only to the extent such Option is exercisable on the effective date of such Optionee's termination of employment and may thereafter be exercised by the Optionee's Legal Representative until and including the earliest to occur of (i) one year after the date of death and (ii) the Expiration Date.

          2.3  METHOD OF EXERCISE.

               (a) Subject to the limitations set forth in this Agreement, the Option may be exercised in whole or in part by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances ("MATURE SHARES")) having a Fair Market Value (defined below), determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (v) a combination of (i), (ii) and (iii), and (2) by executing such documents as the Company may reasonably request. The Board shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v) and, if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Company may require that the method of making such payment be in compliance with
Section 16 and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

               (b) In the event that, prior to the termination of Optionee's employment with the Company, Optionee exercises the Option, in whole or in part, by delivering a whole number of Mature Shares in accordance with Section 2.3(ii) in payment of the purchase price payable by reason of such exercise, Optionee may elect, and upon such election shall be entitled to receive upon payment in full of such purchase price in Mature Shares, a replacement option (a "REPLACEMENT OPTION"). Such Replacement Option: (i) shall be for a number of shares of Stock equal to the total of the number of whole Mature Shares delivered to satisfy the purchase price payable by reason of such exercise or as payment for withholding taxes under Section 3.3 plus the number of whole shares of Stock, if any, withheld by the Company as payment for such withholding taxes;
(ii) shall have an option grant date that is the date of such exercise of the original Option (or portion thereof); (iii) shall be immediately exercisable, and have an exercise price equal to the Fair Market Value of a share of Stock on the option grant date of the Replacement Option; (iv) shall in no event be exercised, in whole or in part, after the Expiration Date; (v) shall be subject to all other terms of the Option not inconsistent with the foregoing; and (vi) shall not be designated as an incentive Stock Option.

               (c) "FAIR MARKET VALUE" shall mean the last sale price of a share of Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System on the date



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as of which such value is being determined, or, if the Stock is listed on a national securities exchange, the last sale price of a share of Stock on the principal national stock exchange on which the Stock is traded, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; PROVIDED that, if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board by whatever means the Board, in the good faith exercise of its discretion, shall deem appropriate.

          2.4  TERMINATION OF OPTION.

               (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

               (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within ten days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be at least as favorable to the Optionee as this Agreement in form and substance.

          3.   ADDITIONAL TERMS AND CONDITIONS OF OPTION.

          3.1 NONTRANSFERRABILITY OF OPTION. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option shall be null and void and of no force or effect.

          3.2 INVESTMENT REPRESENTATION. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an opinion of counsel reasonably acceptable to the Company that such registration is not required; and (c) if requested by the Company, the Optionee shall submit a written statement in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of


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any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its reasonable judgment deem necessary or advisable to comply with the Securities Act, applicable state securities laws or the regulations or requirements of any such regulatory authority.

          3.3  WITHHOLDING TAXES.

               (a) As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "REQUIRED TAX PAYMENTS") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

               (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned Mature Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "TAX DATE"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Board shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5) and, if the Optionee is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Shares of Stock to be delivered or withheld may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Optionee's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

          3.4 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Board (such adjustment to be made reasonably and in good faith by the Board) without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. Such a decision of the Board regarding


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any such adjustment shall be final, binding and conclusive.

          3.5 COMPLIANCE WITH APPLICABLE LAW. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not approved by the Company (which approval will not be unreasonably withheld). The Company agrees to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the Option Shares, and to use all reasonable efforts to effect or obtain any other necessary listing, registration, qualification, consent or approval.

          3.6 DELIVERY OF CERTIFICATES. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3. Each share certificate representing Shares not registered under the Securities Act shall bear the following legend to the extent applicable:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities laws and may not be sold, encumbered or otherwise transferred in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that such registration is not required."

          3.7 OPTION CONFERS NO RIGHTS AS STOCKHOLDER. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

          3.8 DECISIONS OF BOARD. The Board shall have the right to resolve all questions and make all determinations which may arise in connection with the Option or its exercise (which rights the Board shall exercise reasonably and in good faith), and any interpretation, determination or other action so made or taken by the Board regarding this Agreement shall be final, binding and conclusive.

          4.   MISCELLANEOUS PROVISIONS.

          4.1 DESIGNATION AS NONQUALIFIED STOCK OPTION. The Option is hereby designated as not constituting an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

          4.2  MEANING OF CERTAIN TERMS.

               (a) References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.


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               (b)  As used herein, the term "LEGAL REPRESENTATIVE" shall include an executor, administrator, legal representative, guardian or similar person.

          4.3 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement.

          4.4 NOTICES. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Peapod, Inc.,
Attention: Treasurer, and if to the Optionee, Marc van Gelder at his address on the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; PROVIDED, HOWEVER, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

          4.5 GOVERNING LAW. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

          4.6 COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.



                                     PEAPOD, INC.



                                 By:  /s/ Earl W. Rachowicz
                                    -------------------------------
                                    Earl W. Rachowicz, Treasurer


Accepted as of the
1st day of May, 2000.



/s/ Marc Van Gelder
----------------------------
Marc van Gelder


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